SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-A

                                   ___________


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                                   ___________

                             HERLEY INDUSTRIES, INC.

             (Exact Name of Registrant as Specified in its Charter)

                                   ___________

        Delaware                                   23-2413500
(State of Incorporation)                (I.R.S. Employer Identification No.)

                                10 Industry Drive
                          Lancaster, Pennsylvania 17603
                    (Address of Principal Executive Offices)

                          ____________

       Securities to be registered pursuant to Section 12(b) of the Act:

                                      None
                                (Title of Class)

       Securities to be registered pursuant to Section 12(g) of the Act:

Title of Each Class                     Name of each exchange on which
Being Registered                        Each Class is to be Registered
--------------------                    -------------------------------

Common Stock,                   National Association of Securities Dealers, Inc.
par value $.10 per share        National Market System

Common Stock Purchase Warrants  National Association of Securities Dealers, Inc.
                                National Market System

Item 1.   Description of Registrant's Securities to be Registered:

     The description of the securities to be registered hereby is incorporated by reference to the description contained in Amendment No. 1 to the Registrant's Registration Statement No. 333-68603 on Form S-4, as filed with the Securities and Exchange Commission (the "Commission") on December 9, 1998.

Item 2.   Exhibits.

     1.  Certificate  of  Incorporation  of  the  Registrant   (incorporated  by
reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-2, File No. 2-87160).

     2. By-Laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-39767).

     3. Warrant Agreement between the Registrant and American Stock Transfer & Trust Company, as warrant agent.

     4. Warrant certificate.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        HERLEY INDUSTRIES, INC.


December 11, 1998                       By: /s/ Anello C. Garefino
                                            ----------------------------
                                            Anello C. Garefino
                                            Vice President & Treasurer